Exhibit 4.2
STOCKHOLDERS AGREEMENT
dated as of
July 28, 2004
among
SCIQUEST HOLDINGS, INC.,
SCIQUEST, INC.,
TRINITY VENTURES VII, L.P.
TRINITY VII SIDE-BY-SIDE FUND, L.P.,
TRINITY VENTURES VIII, L.P.,
TRINITY VIII SIDE-BY-SIDE FUND, L.P.,
TRINITY VIII ENTREPRENEURS’ FUND, L.P.,
INTERSOUTH PARTNERS V, L.P.
INTERSOUTH AFFILIATES V, L.P.
INTERSOUTH PARTNERS VI, L.P.
and
CERTAIN OTHER PERSONS NAMED HEREIN

i

TABLE OF CONTENTS
(continued)

ii

STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of July 28, 2004, among SciQuest Holdings, Inc., a Delaware corporation (“SciQuest Holdings”), SciQuest, Inc., a Delaware corporation (“SciQuest”), Trinity Ventures VII, L.P., a California limited partnership, Trinity VII Side-By-Side Fund, L.P., a California limited partnership, Trinity Ventures VIII, L.P., a California limited partnership, Trinity VIII Side-By-Side Fund, L.P., a California limited partnership and Trinity VIII Entrepreneurs’ Fund, L.P., a California limited partnership (collectively, “Trinity”), Intersouth Partners V, L.P., a Delaware limited partnership, Intersouth Affiliates V, a Delaware limited partnership and Intersouth Partners VI, L.P., a Delaware limited partnership (collectively, “Intersouth”), the investors set forth on Exhibit A attached hereto (together with Trinity and Intersouth, the “Sponsors”), the executive officers and key employees set forth on Exhibit B attached hereto (collectively, “Management”), and the holders of warrants set forth on Exhibit C attached hereto (collectively, “Warrant Holders”).
BACKGROUND INFORMATION
     A. In accordance with the Subscription Agreements and Warrants (both as defined below), certain parties to this Agreement own, will acquire or will have the right to acquire securities of SciQuest Holdings.
     B. The parties to this Agreement desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Subscription Agreements.
STATEMENT OF AGREEMENT
     The parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions.
     (a) The following terms, as used herein, have the following meanings:
     “Adverse Person” means any Person whom the Board determines in good faith is a competitor or a potential competitor of SciQuest or its Affiliates.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of SciQuest Holdings will be deemed an Affiliate of any other securityholder solely by reason of any Investment in SciQuest

Holdings. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation, calculated on a Fully Diluted basis.
     “Board” means the board of directors of SciQuest Holdings.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco or New York City are authorized by law to close.
     “Bylaws” means the Bylaws of SciQuest Holdings, as the same may be amended from time to time.
     “Change of Control” means such time as:
     (i) any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than
     (A) the Sponsors and/or their respective Permitted Transferees or
     (B) any “group” (within the meaning of such Section 13(d)(3)) of which any of the Sponsors constitutes a majority (on the basis of ownership interest), acquires, directly or indirectly, by virtue of the consummation of purchase, merger, consolidation or other combination, securities of SciQuest Holdings representing more than 51% of the combined voting power of SciQuest Holdings’ then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally, whether or not SciQuest Holdings is the surviving entity, but excluding (1) any merger effected exclusively for the purpose of changing the domicile of SciQuest Holdings and (2) any merger or consolidation as a result of which the holders of securities of SciQuest Holdings immediately prior to such merger or consolidation possess (by reason of such holdings) more than 50% of the voting power of the entity surviving the merger or consolidation (or other entity that controls the surviving corporation and is the issuer of the capital stock into which the capital stock of SciQuest Holdings is converted or exchanged in such merger or consolidation); or
     (ii) a sale or transfer, directly or indirectly (including through the sale of assets by SciQuest Holdings’ Subsidiaries), of all or substantially all of the consolidated assets of SciQuest Holdings to a Person that is not an Affiliate of SciQuest Holdings prior to such sale or transfer.
     “Charter” means the Amended and Restated Certificate of Incorporation of SciQuest Holdings, as the same may be amended from time to time.
     “Closing Date” means July 28, 2004 or such other date as the parties hereto may otherwise agree.
     “Common Shares” means shares of Common Stock.
     “Common Stock” means the Common Stock, par value $0.001 per share, of SciQuest Holdings having the rights described in the Charter.
     “Company Securities” means (i) the Common Stock and Preferred Stock, (ii) securities convertible into or exchangeable for Common Stock and/or Preferred Stock, and (iii) options, warrants or other rights to acquire Common Stock, Preferred Stock or any other equity or equity-linked security issued by SciQuest Holdings.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fully Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class of Company Securities and all shares issuable in respect of securities convertible into or exchangeable for such Company Securities, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for shares of such class of Company Securities or securities convertible into or exchangeable for shares of such class of Company Securities, provided that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, Company Securities subject to vesting will be included in the definition of “Fully Diluted” only upon and to the extent of such vesting.
     “Holders” means all the Persons who hold Registrable Securities and any permitted assignee of registration rights under Article 5 pursuant to Section 5.14.
     “Initial Ownership” means, with respect to any Stockholder and any class of Company Securities, the Aggregate Ownership of such class by such Stockholder as of the date hereof, or, in the case of any Person who will become a party to this Agreement on a later date, as of such later date, in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

     “Investment” means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including any partnership, limited liability and joint venture interest) of any other Person and (ii) any capital contribution by such Person to any other Person.
     “Other Stockholders” means all Stockholders other than the Sponsors.
     “Permitted Transferee” means
     (i) in the case of any Sponsor and its Permitted Transferees, (A) any Sponsor fund or co-investment partnership, (B) any general or limited partner of any Sponsor fund or co-investment partnership (collectively, a “Sponsor Partner”), and any corporation, partnership or other entity that is an Affiliate of any Sponsor Partner (collectively “Sponsor Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any Sponsor fund, any Sponsor Partner or any Sponsor Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “Sponsor Associates”), or (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only Sponsors, Sponsor Partners, Sponsor Affiliates, Sponsor Associates, their spouses or their lineal descendants;
     (ii) in the case of any Warrant Holder and its Permitted Transferees, (A) any Warrant Holder fund or co-investment partnership, (B) any general or limited partner of any Warrant Holder fund or co- investment partnership (collectively, a “Warrant Holder Partner”), and any corporation, partnership or other entity that is an Affiliate of any Warrant Holder or Warrant Holder Partner (collectively “Warrant Holder Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any Warrant Holder fund, any Warrant Holder Partner or any Warrant Holder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “Warrant Holder Associates”), or (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only Warrant Holders, Warrant Holder Partners, Warrant Holder Affiliates, Warrant Holder Associates, their spouses or their lineal descendants;

     (iii) in the case of any Other Stockholder that is or becomes a party to this Agreement, (A) a Person to whom Common Shares are Transferred from such Other Stockholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such Other Stockholder, or (B) a trust that is for the exclusive benefit of such Other Stockholder or its Permitted Transferees under clause (A) above.
     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Shares” means shares of Preferred Stock.
     “Preferred Stock” means the Preferred Stock, par value $0,001 per share, of SciQuest Holdings having the rights described in the Charter.
     “Public Offering” means a firmly committed underwritten public offering of Registrable Securities of SciQuest Holdings pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amounts to at least $30,000,000, net of underwriting discounts, commissions, costs and expenses.
     “Qualified IPO” means the first Public Offering of Common Stock after the date hereof.
     “Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares are otherwise Transferred in accordance with the terms of this Agreement, SciQuest Holdings has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.
     “Registration Expenses” means (i) all registration and filing fees, (ii) fees and expenses of compliance with any securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of SciQuest Holdings (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for SciQuest Holdings and customary fees and expenses for independent certified public accountants retained by SciQuest Holdings (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.05(h) hereof), (vi) reasonable fees and expenses of any special experts retained by SciQuest Holdings in connection with such registration, (vii) reasonable fees and expenses of one counsel for all of the selling Holders participating in the offering selected by the Board, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the “NASD”) including fees and expenses of any “qualified independent underwriter” and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but will not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders (or the agents who manage their accounts) or any fees and expenses of underwriter’s counsel.
     “Rule 144” means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means Common Shares and Preferred Shares.
     “Stockholder” means each Person (other than SciQuest Holdings and SciQuest) who will be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Sections 3.03 or 7.03 or otherwise, so long as such Person will “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.
     “Subscription Agreements” means the agreements, dated as of July 28, 2004, entered into by and between SciQuest Holdings and each of the Sponsors and each member of Management, respectively, pursuant to which Shares were acquired.
     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. The term “Subsidiary,” with respect to SciQuest Holdings, includes SciQuest.

     “Tag-Along Portion” means,
     (i) where Trinity is Transferring Common Stock, the product of the Aggregate Ownership of Common Shares by the Tagging Person immediately prior to such Transfer and a fraction, the numerator of which is the maximum number of Common Shares that the buyer in the Tag-Along Sale is willing to purchase, and the denominator of which is the Aggregate Ownership of Common Shares by all Stockholders, and
     (ii) where Trinity is Transferring Preferred Stock, the product of the Aggregate Ownership of Preferred Shares by the Tagging Person immediately prior to such Transfer and a fraction, the numerator of which is the maximum number of Preferred Shares that the buyer in the Tag-Along Sale is willing to purchase, and the denominator of which is the Aggregate Ownership of Preferred Shares by all Stockholders.
     “Third Party” means a prospective purchaser of Company Securities in an arm’s-length transaction from a Stockholder where such purchaser is not a Permitted Transferee or other Affiliate of such Stockholder.
     “Transfer” means, with respect to any Company Security, (i) when used as a verb, whether the verb is in the form of present or past tense, or a participle or an infinitive, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.
     “Warrants” means the (i) Warrant to Purchase 9,375,000 Shares of Common Stock of SciQuest Holdings, Inc., dated as of July 28, 2004, held by Venture Lending and Leasing IV, LLC, and (ii) Warrant to Purchase 1,250,000 Shares of Common Stock of SciQuest Holdings, Inc., dated as of July 29, 2004, held by Silicon Valley Bank.
     (b) The term “Sponsors,” to the extent any such entities have transferred any of their Company Securities to any of their Permitted Transferees, means the Sponsors and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Sponsors and such Permitted Transferees.
     (c) The term “Other Stockholders,” to the extent any such Other Stockholders have transferred any of their Company Securities to any of their Permitted Transferees, means the Other Stockholders and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Other Stockholders and such Permitted Transferees.
     (d) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Applicable Lock-Up Period	5.04
Cause	2.02
Company Registration	5.02(a)
Compelled Sale	4.02(a)
Compelled Sale Notice	4.02(a)
Compelled Sale Price	4.02(a)
Compelled Sale Notice Period	4.02(a)
Confidential Information	6.01(b)
Demand Registration	5.01(a)
Drag-Along Rights	4.02(a)
Eligible Stockholder	4.01(a)
Escrow Amount	4.01(f)
Escrow Notice	4.01(f)
Indemnified Party	5.08
Indemmfying Party	5.08
Independent Director	2.01(a)
Initiating Holders	5.01(a)
Inspectors	5.05(g)
Intersouth	Preamble
Intersouth Director	2.01(a)
Issuance Notice	4.03(a)
Issuance Pro Rata Portion	4.03(a)
Management	Preamble
Maximum Offering Size	5.01(e)
NASD	k1.01(a)
New Securities	4.03(a)
Non-Requesting Holder	5.01(a)
Observer	2.10
Preemptive Stockholder	4.03(a)
Records	5.05(g)
Replacement Nominee	2.03(a)
Representatives	6.01(b)
SciQuest.	Preamble
SciQuest Holdings	Preamble
Sponsor Affiliate	1.01(a)
Sponsor Associate	1.01(a)
Sponsor Partner	1.01(a)
Tag-Along Notice	4.01(a)

Term	Section

Tag-Along Notice Period	4.01(a)
Tag-Along Offer	4.01(a)
Tag-Along Response Notice	4.01(a)
Tag-Along Right	4.01(a)
Tag-Along Sale	4.01(a)
Tagging Person	4.01(a)
Trinity	Preamble
Trinity Directors	2.01(a)
Warrant Holder Affiliate	1.01(a)
Warrant Holder Associate	1.01(a)
Warrant Holder Partner	1.01(a)
Warrants	1.01(a)
ARTICLE 2
Corporate Governance
     Section 2.01. Composition of the Board.
     (a) The Board will consist of five directors, of whom two directors will be designated by Trinity (such designees initially to be Timothy P. McAdam and Noel J. Fenton) (the “Trinity Directors”). Of those directors who are not the Trinity Directors, one director will be designated by Intersouth (such designee initially to be Kip Frey) (the “Intersouth Director”), one director will be the Chief Executive Officer of SciQuest for so long as he or she is employed by SciQuest, and one director will be an independent director designated collectively by Trinity and Intersouth (such designee initially to be Bruce J. Boehm) (the “Independent Director”). A designee of Trinity will act as the Chairman of the Board. The Independent Director will not be either an “Affiliate” or an “Associate” (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of any Sponsor.
     (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute a proxy or written consent, as the case may be, and take all other necessary actions (including causing SciQuest Holdings to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.
     (c) The right of any Sponsor to designate a director or directors pursuant to this Article 2 will (i) be reduced to the right to designate only one director at such time as the Aggregate Ownership of Common Shares held by such Sponsor divided by the Aggregate Ownership of such Common Shares by all Stockholders is less than 10% and (ii) terminate at such time as the Aggregate Ownership of Common Shares held by such Sponsor divided by the Aggregate Ownership of such Common Shares by all Stockholders is less than 5%. The obligations imposed on the Stockholders to give effect to the rights to designate directors set forth in this Section 2.01 will terminate as to any Person when such Person’s right to designate a director is terminated.
     (d) SciQuest Holdings agrees to cause each individual designated pursuant to Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or stockholders) to ensure that the composition of the Board is as set forth in this Section 2.01.
     Section 2.02. Removal. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of SciQuest Holdings, it will not vote any of its Shares in favor of the removal of any director who will have been designated or nominated in accordance with Section 2.01(a), unless such removal is for Cause or the Sponsor or Sponsors entitled to designate or nominate such director have consented to such removal in writing, provided that if the Sponsor or Sponsors entitled to designate or nominate any director pursuant to Section 2.01(a) request in writing the removal, with or without Cause, of such director, such Stockholder will vote its Shares in favor of such removal. Removal for “Cause” means removal of a director because of such director’s (a) willful and continued failure substantially to perform his or her statutory or fiduciary duties with SciQuest Holdings in his or her established position, (b) participation in a fraud, act of dishonesty or other misconduct that is injurious, monetarily or otherwise, to SciQuest Holdings or any of its Subsidiaries, (c) being charged with or pleading guilty to a felony or a crime involving fraud or dishonesty, (d) violation of any state or federal law that has an adverse effect on SciQuest Holdings or any of its Subsidiaries or (e) abuse of illegal drugs or other controlled substances or habitual intoxication.
     Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there exists or occurs any vacancy on the Board:
     (a) the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may, subject to the provisions of Section 2.01, designate another individual (the “Replacement Nominee”) to fill such vacancy to serve as a director of SciQuest Holdings; and
     (b) subject to Section 2.01, each Stockholder then entitled to vote for the election of the Replacement Nominee as a director of SciQuest Holdings agrees that it will vote its Shares, or execute a proxy or written consent, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.
     Section 2.04. Meetings. The Board will hold a regularly scheduled meeting at least once every calendar quarter.

     Section 2.05. Action by the Board.
     (a) Except as otherwise provided in this Section 2.05, all actions of the Board will require (i) the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board, provided that, in the event that there is a vacancy on the Board and an individual has been designated or nominated to fill such vacancy, the first order of business will be to fill such vacancy.
     (b) The Board may create executive, compensation, audit and such other committees as it may determine. Trinity and Intersouth will each be entitled to have at least one designee on any committee created by the Board.
     (c) No action by SciQuest Holdings will be taken with respect to any of the following matters without the affirmative approval of the Board, including the affirmative approval of at least two-thirds of the directors serving on the Board at the time of the approval:
     (i) (A) any merger or consolidation of SciQuest Holdings with or into any Person, other than its wholly owned Subsidiary, or of any Subsidiary of SciQuest Holdings with or into any Person other than SciQuest Holdings or any other wholly owned Subsidiary of SciQuest Holdings, or (B) except as contemplated in Section 4.02, any sale of SciQuest Holdings or any Subsidiary of SciQuest Holdings or any significant operations of SciQuest Holdings or any Subsidiary of SciQuest Holdings or any joint venture transaction, acquisition or disposition of assets, business, operations or securities by SciQuest Holdings or any Subsidiary of SciQuest Holdings (in a single transaction or a series of related transactions) having a value in each case in this clause (B) in excess of $10,000,000,
     (ii) the declaration of any dividend on or the making of any distribution with respect to, or the recapitalization, reclassification, redemption, repurchase or other acquisition of, any securities of SciQuest Holdings or any of its Subsidiaries, except as expressly permitted by this Agreement,
     (iii) any liquidation, dissolution, commencement of bankruptcy, liquidation or similar proceedings with respect to SciQuest Holdings or any of its Subsidiaries,
     (iv) any incurrence, refinancing, alteration of material terms or prepayment by SciQuest Holdings or any of its Subsidiaries of indebtedness for borrowed money in excess of $7,000,000 in the aggregate (or the guaranty by SciQuest Holdings or any of its Subsidiaries of any such indebtedness), or the issuance of any security by SciQuest Holdings or any of its Subsidiaries (not including issuances of such securities in connection with employee or stock option plans previously approved by the Board pursuant to clause (vii) below), in each case other than as specifically contemplated by this Agreement,
     (v) any capital expenditure or capital lease in excess of $500,000 which is not specifically contemplated by the annual business plan of SciQuest Holdings or any of its Subsidiaries,
     (vi) any entering into, amending or modifying in any material respect any agreements of SciQuest Holdings or any of its Subsidiaries providing for payments by or to SciQuest Holdings or such Subsidiary in excess of $250,000 per annum or $1,000,000 in the aggregate;
     (vii) any determination of compensation, benefits, perquisites and other incentives for senior management of SciQuest Holdings or its Subsidiaries and the approval or amendment of any plans or contracts in connection therewith, and any approval or amendment to any equity or other compensation or benefit plans for employees of SciQuest Holdings or its Subsidiaries,
     (viii) any appointment or dismissal of any of the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer or any other executive officer in any similar capacity of SciQuest Holdings or its Subsidiaries,
     (ix) any change in accounting or tax principles, policies with respect to the financial statements, records or affairs of SciQuest Holdings or any of its Subsidiaries, except as required by generally accepted accounting principles or by law or any other matters that could affect any regulatory status or tax liability of SciQuest Holdings or any of its Subsidiaries, or any Stockholder with respect to the investment by such Stockholder in SciQuest Holdings,
     (x) any appointment or removal of the auditors, regular legal counsel, financial advisors, underwriters, investment bankers or company-wide insurance providers of SciQuest Holdings or any of its Subsidiaries,
     (xi) any amendment to this Agreement (including, without limitation, any amendment increasing or decreasing the number of directors that comprise the entire Board in accordance with Section 2.01), any exercise or waiver of SciQuest Holdings’ or SciQuest’s rights under this Agreement, any amendment to the Charter or Bylaws or any adoption of or amendment to the certificate of incorporation or bylaws of any Subsidiary of SciQuest Holdings,
     (xii) any approval of the annual business plan, budget and long-term strategic plan of SciQuest Holdings or any of its Subsidiaries,

     (xiii) any modification of the long-term business strategy or scope of the business of SciQuest Holdings or any of its Subsidiaries or any material customer relationships thereof,
     (xiv) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Preferred Stock, or
     (xv) any contract with, obligation to or transaction or series of transactions between, SciQuest Holdings or any of its Subsidiaries and one or more of their stockholders or their Affiliates.
     Section 2.06. Conflicting Charter or Bylaw Provisions. Each Stockholder will vote its Shares or execute proxies or written consents, as the case may be, and will take all other necessary actions, to ensure that the Charter and Bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.
     Section 2.07. Notice of Meeting. Each director will receive notice and the agenda of each meeting of the Board or any committee thereof at least five days prior to such meeting.
     Section 2.08. Subsidiary Governance. SciQuest Holdings, SciQuest and each Stockholder agree that (a) the board of directors of each Subsidiary of SciQuest Holdings will have the same composition as the board of directors of SciQuest Holdings, and (b) the board of directors of any Subsidiary of SciQuest Holdings will be subject to all the provisions of this Article 2. Each Stockholder agrees to vote its Shares and to cause its representatives on the Board, subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreements in this Section 2.08 in respect of any Subsidiary of SciQuest Holdings.
     Section 2.09. Affiliate Transactions. SciQuest Holdings will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of SciQuest Holdings or such Subsidiary, unless such transaction is on terms that are no less favorable to SciQuest Holdings or such Subsidiary than those that would have been obtained in a comparable transaction by SciQuest Holdings or such Subsidiary with an unrelated Person.
     Section 2.10. Observer Rights. As long as (a) a Sponsor owns five percent or more of Aggregate Ownership of Company Securities and (b) such Sponsor does not have a right to designate more than one director pursuant to Section 2.01(a), SciQuest Holdings will permit one representative of such

Sponsor to attend meetings of the Board and any committees of the Board, as well as meetings of the board of directors of each material Subsidiary of SciQuest Holdings (and any committees thereof), as a nonvoting observer (each, an “Observer”). Each Observer will be entitled to receive copies of notices, minutes, consents and other materials provided to the Board or a committee of the Board, as the case may be. Notwithstanding any other provision of this Section 2.10, SciQuest Holdings may withhold information from any Observer or exclude any Observer from any meeting or portion thereof if the Observer’s access to such information or attendance at such meeting could adversely affect the attorney-client privilege between SciQuest Holdings and its counsel.
ARTICLE 3
Restrictions on Transfer
     Section 3.01. General.
     (a) Each Stockholder understands and agrees that Company Securities purchased pursuant to any Subscription Agreement have not been registered under the Securities Act and are restricted securities under such Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any applicable foreign or state securities or “blue sky” laws, and the terms and conditions of this Agreement.
     (b) Any attempt to Transfer any Company Securities not in compliance with this Agreement will be null and void and SciQuest Holdings will not, and will cause any transfer agent not to, give any effect in SciQuest Holdings’ stock records to such attempted Transfer.
     Section 3.02. Legends.
     (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any Stockholder will bear a legend in substantially the following form:
          “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 28, 2004, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM SCIQUEST HOLDINGS, INC. OR ANY SUCCESSOR THERETO.”

     (b) If any Company Securities ceases to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, SciQuest Holdings, upon the written request of the holder thereof, will issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, SciQuest Holdings, upon the written request of the holder thereof, will issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.
     Section 3.03. Permitted Transferees.
     (a) Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders and without compliance with Sections 3.04, 3.05, 4.01, 4.02 and 4.03 so long as (i) such Permitted Transferee will have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit D attached hereto and (ii) the Transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws.
     (b) If any Permitted Transferee of any Stockholder to which Shares have been Transferred ceases to be a Permitted Transferee of such Stockholder, such Permitted Transferee will, and such Stockholder will cause such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Shares it owns on or prior to the date that such Permitted Transferee ceases to be a Permitted Transferee of such Stockholder.
     Section 3.04. Restrictions on Transfers by the Sponsors.
     (a) Except as provided in Section 3.03, each Sponsor may Transfer its Company Securities only as follows:
     (i) in a Transfer made in compliance with Section 4.02,
     (ii) in a Transfer made in compliance with Section 4.01, provided that until the third anniversary of the date of this Agreement, no Sponsor will be permitted to Transfer any number of any class of Company Securities if such Transfer would cause such Sponsor’s Aggregate Ownership of such class immediately following such Transfer to fall below two-thirds of such Sponsor’s Initial Ownership of such class,
     (iii) in a Public Offering in connection with the exercise of its rights under Article 5 hereof, or

     (iv) in a Transfer made at the conclusion of the Applicable Lock-Up Period (as defined in Section 5.04) following a Qualified IPO, in compliance with Rule 144 under the Securities Act.
     (b) No Sponsor will Transfer Company Securities to an Adverse Person (other than by Transfer pursuant to Section 4.02, in a Public Offering or through a national securities exchange) at any time.
     Section 3.05. Restrictions on Transfers by the Other Stockholders.
     (a) Except as provided in Section 3.03, each Other Stockholder may transfer its Company Securities only as follows:
     (i) in a Transfer made in compliance with Section 4.02,
     (ii) in a Transfer made in compliance with Section 4.01, provided that until the second anniversary of the date of this Agreement, no Other Stockholder will be permitted to Transfer any number of any class of Company Securities if such Transfer would cause such Other Stockholder’s Aggregate Ownership of such class immediately following such Transfer to fall below two-thirds of such Other Stockholder’s Initial Ownership of such class,
     (iii) in a Public Offering in connection with the exercise of its rights under Article 5 hereof, or
     (iv) in a Transfer made at the conclusion of the Applicable Lock-Up Period (as defined in Section 5.04) following a Qualified IPO, in compliance with Rule 144 under the Securities Act.
     (b) No Other Stockholder will Transfer Company Securities to an Adverse Person (other than by Transfer pursuant to Section 4.02, in a Public Offering or through a national securities exchange) at any time.
     Section 3.06. Restrictions on Transfer under a Credit Agreement, Indenture or Other Agreement for Indebtedness. Notwithstanding the foregoing provisions of this Article 3, if a Transfer otherwise permitted hereunder would trigger, under the terms of any outstanding credit agreement, indenture or any other agreement for indebtedness, (a) a Change of Control requiring repayment or (b) other adverse consequence, then such Transfer will be prohibited.

ARTICLE 4
Tag-Along Rights; Drag-Along Rights; Preemptive Rights
     Section 4.01. Rights to Participate in Transfer.
     (a) Subject to Sections 3.04, 3.05, 3.06 and 4.01(h), if Trinity proposes to Transfer (i) some, but not all, of the Shares then held by Trinity to a Third Party, or (ii) all of the Shares’ then held by Trinity to a Third Party, provided that Trinity has declined to exercise its Drag-Along Rights pursuant to Section 4.02, whether, in either case, by sale, merger or otherwise (a “Tag-Along Sale”), the Stockholders other than Trinity holding the same class and series of Shares proposed to be Transferred by Trinity (each, an “Eligible Stockholder”) may elect, at their option, to exercise their rights under this Section 4.01 (each such Eligible Stockholder, a “Tagging Person”).
     In the event of such a proposed Transfer, Trinity will provide each Eligible Stockholder written notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer each Tagging Person the opportunity to participate in such sale. The Tag-Along Notice will identify the number and class of Shares subject to the offer (“Tag-Along Offer”), the cash price at which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.
     From the date of the receipt of the Tag-Along Notice, each Tagging Person will have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to Trinity within 15 Business Days of its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that Trinity include in the proposed Transfer the number of Shares of the same class and series held by such Tagging Person as is specified in the Tag-Along Notice, provided that, if the aggregate number of Shares proposed to be sold by Trinity and all Tagging Persons in such transaction exceeds the number of Shares that can be sold on the terms and conditions set forth in the Tag-Along Notice, then (i) each Tagging Person will be entitled to include in the Tag-Along Sale only its Tag-Along Portion of its Shares and (ii) Trinity will be entitled to include the number of Shares proposed to be Transferred by Trinity as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person will be able to include its Tag-Along Portion) and such additional Shares as permitted by Section 4.01(d). Each Tagging Person that exercises its Tag-Along Rights hereunder will deliver to Trinity or a representative of Trinity designated in the Tag-Along Notice, together with its Tag-Along Response Notice, the certificate(s), duly endorsed for transfer, representing such Tagging Person’s Shares to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing Trinity to Transfer such Shares on the same terms and conditions set forth in the Tag-Along Notice. Delivery of such certificate(s) representing Shares to be Transferred and the limited power-of-attorney authorizing Trinity to Transfer such Shares will constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons. Each Tag-Along

Response Notice will include instructions for payment (by bank or certified check or wire transfer) of the purchase price for Shares to be sold in such Tag-Along Sale. The Tagging Persons will (i) be required (A) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses and (B) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Tag-Along Offer, in each case under the terms of any definitive agreement(s) relating to such Tag-Along Offer and (ii) benefit from all of the same provisions of the definitive agreement(s) as Trinity, it being understood that any liability of any Tagging Person for indemnification or similar post-closing obligations will not exceed the consideration such Tagging Person receives in the Tag-Along Sale and will not exceed a proportional share of any such liability based on such Tagging Person’s share of the aggregate consideration in the Tag-Along Sale.
     If, at the end of a 90-day period after such delivery (which 90-day period will be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt by Trinity of the Tag-Along Response Notice), Trinity has not completed the Transfer of all such Shares on substantially the same terms and conditions set forth in the Tag-Along Notice, Trinity will return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificate(s) representing such Tagging Person’s Shares delivered for Transfer pursuant to this Section 4.01(a) and not conduct any Transfer of its Shares without again complying with this Section 4.01(a).
     (b) Concurrently with the consummation of the Tag-Along Sale, Trinity will notify the Tagging Persons thereof, will remit to the Tagging Persons the total consideration (by bank or certified check or wire transfer) for the Tagging Persons’ Shares Transferred pursuant thereto, and will, promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.
     (c) If at the termination of the Tag-Along Notice Period any Eligible Stockholder has not elected to participate in the Tag-Along Sale, such Eligible Stockholder will be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its Shares pursuant to such Tag-Along Sale.
     (d) If (i) any Eligible Stockholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, Trinity will be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Shares held by it equal to the number of Shares constituting, as the case may be, the Tag-Along Portion of such Eligible Stockholder or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

     (e) Trinity may Transfer, on behalf of itself and any Tagging Person who exercises the Tag-Along Rights pursuant to this Section 4.01, the number of Shares subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 90 days (or such longer period as extended under Section 4.01(a)) of the date on which all Tag-Along Rights will have been waived, exercised or expired, provided that if such Tag-Along Sale is subject to regulatory approval, such 90-day period will be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Tag-Along Sale Notice.
     (f) Notwithstanding the requirements of this Section 4.01, Trinity may Transfer its Shares at any time without complying with the requirements of paragraphs (a) and (b) of Section 4.01 so long as such Transfer is solely for cash and Trinity deposits into escrow with an independent third party at the time of Transfer that amount of the consideration received in the sale equal to the Escrow Amount. The “Escrow Amount” will equal that amount of consideration that all the Eligible Stockholders would have been entitled to receive if each of the Eligible Stockholders had the opportunity to participate in the Tag-Along Sale as a Tagging Person to the extent of its Tag-Along Portion, determined as if each such Eligible Stockholder (i) delivered a Tag-Along Response Notice to Trinity within the Tag-Along Notice Period and (ii) proposed to include all of its Shares which it would have been entitled to include in the Tag-Along Sale.
     No later than the date of the consummation of the Tag-Along Sale, Trinity will notify SciQuest Holdings in writing of the proposed Transfer. Such notice (the “Escrow Notice”) will set forth the information required in the Tag-Along Notice, and in addition, such notice will state the name of the escrow agent and the account number of the escrow account. SciQuest Holdings will promptly, and in any event within ten days, deliver or cause to be delivered the Escrow Notice to each Eligible Stockholder.
     An Eligible Stockholder may exercise the tag-along right described in this paragraph (f) by delivery to Trinity, within 15 days of the date SciQuest Holdings delivered or caused to be delivered the Escrow Notice, of (i) a written notice specifying the number of Shares it proposes to sell (which such number will not exceed such Eligible Stockholder’s Tag-Along Portion), and (ii) the certificate(s) representing such Shares, with transfer powers duly endorsed in blank.
     Promptly after the expiration of the 15th day after SciQuest Holdings has delivered or caused to be delivered the Escrow Notice, (i) Trinity will purchase that number of the class and series of Shares as Trinity would have been required to include in the sale had Trinity complied with the provisions of Section 4.01(a), (ii) SciQuest Holdings will cause to be released from the escrow to the Eligible Stockholder from whom Trinity purchases Shares pursuant to clause (i) of this paragraph the applicable amount of consideration due to such Eligible

Stockholder, and (iii) all remaining funds and other consideration held in escrow will be released to Trinity.
     (g) Notwithstanding anything contained in this Section 4.01, there will be no liability on the part of Trinity to the Tagging Persons (other than the obligation to return any certificates representing the Tagging Person’s Shares received by Trinity or its representative) if the Transfer of Shares pursuant to Section 4.01 is not consummated for whatever reason. Whether to effect a Transfer of Shares pursuant to this Section 4.01 by Trinity is in the sole and absolute discretion of Trinity.
     (h) The provisions of this Section 4.01 will not apply to any proposed Transfer of any class of Shares by Trinity (i) in a Public Offering or pursuant to Rule 144, (ii) to a Permitted Transferee or (iii) pursuant to Section 4.02.
     (i) The rights of any Eligible Stockholder with respect to any class of Company Securities under this Section 4.01 will terminate at such time as such Eligible Stockholder’s Aggregate Ownership of such class divided by its Initial Ownership of such class is less than 35%.
     Section 4.02. Right to Compel Participation in Certain Transfers.
     (a) If Trinity proposes (i) to Transfer all of the Shares then held by Trinity to a Third Party in a bona fide sale or (ii) a Transfer in which the Shares to be Transferred by Trinity constitute more than 50% of the outstanding Company Securities (a “Compelled Sale”), Trinity may, with the written consent of Intersouth (such consent not to be unreasonably withheld), require all other Stockholders, including Intersouth, to Transfer the Shares then held by each such Stockholder (“Drag-Along Rights”), and in the case of options, warrants or rights to purchase or subscribe for Shares (subject to and immediately before the closing of the Compelled Sale), to exercise such number of vested options, warrants or rights then held by each such Stockholder as to include the Shares acquired from the exercise of such options, warrants or rights in the Compelled Sale, for the same consideration per share and on the same terms and conditions as Trinity, provided that any such Stockholder who holds such options, warrants or rights, the exercise price per share of which is greater than the per share price at which the Shares are to be Transferred by Trinity to the Third Party, may, if required by Trinity to exercise such options, warrants or rights, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Compelled Sale is not consummated with respect to any Shares acquired upon exercise of such options, warrants or rights, or if the Compelled Sale is not consummated, such options, warrants or rights will be deemed not to have been exercised or canceled, as applicable. Trinity will provide written notice of such Compelled Sale to all Stockholders (other than Trinity) (a “Compelled Sale Notice”) not later than the 15th day prior to the closing of the proposed Compelled Sale. The Compelled Sale Notice will identify the Transferee, the number of Company Securities subject to the

Compelled Sale, the consideration for which a Transfer is proposed to be made (the “Compelled Sale Price”) and all other material terms and conditions of the Compelled Sale. Each Stockholder will be required to participate in the Compelled Sale on the terms and conditions set forth in the Compelled Sale Notice and to tender all of its Company Securities as set forth below. The price payable in such Transfer will be the Compelled Sale Price. Not later than the 10th day following the date of the Compelled Sale Notice (the “Compelled Sale Notice Period”), each such Stockholder will deliver to Trinity or a representative of Trinity designated in the Compelled Sale Notice the certificate(s) for Shares, and in the case of options, warrants or rights for Shares to be exercised pursuant to this Section 4.02(a), the applicable instrument(s), representing such options, warrants or rights held by such Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Compelled Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.02(a) at the closing for such Compelled Sale against delivery to such Stockholder of the consideration therefor. If any such Stockholder should fail to deliver such certificate(s) or applicable instrument(s) to Trinity, SciQuest Holdings (subject to reversal under Section 4.02(b)) will cause its books and records to show that such Company Securities are bound by the provisions of this Section 4.02 and that the Shares (including those resulting from exercises of options, warrants or rights) will be Transferred to the Third Party immediately upon surrender for Transfer by the holder thereof. Such Stockholders will (i) be required (A) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses and (B) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Compelled Sale, in each case under the terms of any definitive agreement(s) relating to such Compelled Sale and (ii) benefit from all of the same provisions of the definitive agreement(s) as Trinity, it being understood that any liability of any such Stockholder for indemnification or similar post-closing obligations will not exceed the consideration that such Stockholder receives in the Compelled Sale and will be a proportional share of any such liability based on such Stockholder’s share of the aggregate consideration in the Compelled Sale.
     (b) Trinity will have a period of 90 days from the date of receipt of the Compelled Sale Notice to consummate the Compelled Sale on the terms and conditions set forth in such Compelled Sale Notice, provided that, if such Compelled Sale is subject to regulatory approval, such 90-day period will be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Compelled Sale Notice. If the Compelled Sale has not been consummated during such period, Trinity will return to each of the Stockholders (other than Trinity) all certificates or applicable instruments representing Company Securities that such Stockholders delivered in connection with the Transfer pursuant to this Section 4.02, together with any documents in the possession of Trinity executed by such Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities held by such Stockholders will again be in effect.
     (c) Concurrently with the consummation of the Transfer of Shares pursuant to this Section 4.02, Trinity will give notice thereof to the Stockholders, remit to the Stockholders who have surrendered their certificates or applicable instruments the total consideration (the cash portion of which is to be paid by bank or certified check or wire transfer) for Shares Transferred pursuant hereto and furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the Stockholders.
     (d) Notwithstanding anything contained in this Section 4.02, there will be no liability on the part of Trinity to the Stockholders (other than the obligation to return any certificates or applicable instruments representing Company Securities received by Trinity or its representative) if the Transfer of Shares pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether Trinity has delivered a Compelled Sale Notice. Whether to effect a Transfer of Shares pursuant to this Section 4.02 by Trinity is in the sole and absolute discretion of Trinity.
     (e) This Section 4.02 will terminate upon the consummation of a Qualified IPO.
     Section 4.03. Preemptive Rights.
     (a) SciQuest Holdings will provide each Stockholder with a written notice (an “Issuance Notice”) of any proposed issuance by SciQuest Holdings of any class of Company Securities or any new class of Company Securities (“New Securities”) at least 20 days prior to the proposed issuance date. Such notice will specify the price at which such Company Securities or New Securities are to be issued, the class of such securities, the offerees to whom such securities are to be issued and the other material terms of the issuance. Subject to Section 4.03(e) below, upon receipt of the Issuance Notice, each Stockholder will be entitled to purchase (the “Preemptive Stockholder”), at the price and on the terms specified in such Issuance Notice, such Preemptive Stockholder’s Issuance Pro Rata Portion (as hereinafter defined) of Company Securities or New Securities proposed to be issued.
     “Issuance Pro Rata Portion” means, with respect to any Preemptive Stockholder and any class of Company Securities proposed to be issued by SciQuest Holdings, the fraction that results from dividing (i) such Preemptive Stockholder’s Aggregate Ownership of such class of Company Securities held by such Preemptive Stockholder immediately prior to the issuance of such class of Company Securities, by (ii) the Aggregate Ownership of such class of Company Securities held by all Stockholders immediately prior to the issuance of such class of Company Securities.

     To the extent that the class of securities proposed to be issued under this Section 4.03 are New Securities, “Issuance Pro Rata Portion” means, (A) if such New Securities are Common Shares or are convertible into Common Shares, the fraction that results from dividing (i) such Preemptive Stockholder’s Aggregate Ownership of Common Shares held by such Preemptive Stockholder immediately prior to the issuance of such New Securities by (ii) the Aggregate Ownership of Common Shares of all Stockholders immediately prior to the issuance of such New Securities, (B) if such New Securities are Preferred Shares or are convertible into Preferred Shares, the fraction that results from dividing (i) such Preemptive Stockholder’s Aggregate Ownership of Preferred Shares by (ii) the Aggregate Ownership of Preferred Shares of all Stockholders, or (C) if such New Securities are warrants, options or rights to acquire Common Stock or Preferred Stock or issued pursuant to profit sharing interests, the fraction that results from dividing (i) such Preemptive Stockholder’s Aggregate Ownership of such shares of New Securities, or in the event that such warrants, options or rights have not been exercised and no New Securities are issued and outstanding, such Preemptive Stockholder’s Aggregate Ownership of such shares of Common Shares or Preferred Shares, as applicable, and in accordance with the preceding clauses (A) and (B) in accordance with the terms of such New Securities, calculated on an as-converted or as-exercised basis by (ii) all Stockholders’ Aggregate Ownership of shares of New Securities, or in the event that such warrants, options or rights have not been exercised and no New Securities are issued and outstanding, such Preemptive Stockholder’s Aggregate Ownership of such shares of Common Shares or Preferred Shares, as applicable, and in accordance with the preceding clauses (A) and (B) in accordance with the terms of such New Securities, calculated on an as-converted or as-exercised basis.
     (b) A Preemptive Stockholder may exercise its rights under this Section 4.03 by delivering written notice of its election to purchase such Company Securities or New Securities to SciQuest Holdings within 20 days of receipt of the Issuance Notice. A delivery of such a written notice (which notice will specify the number or amount of Company Securities or New Securities to be purchased by the Preemptive Stockholder submitting such notice) by such Preemptive Stockholder will constitute a binding agreement of such Preemptive Stockholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares or amount of Company Securities or New Securities specified in such Preemptive Stockholder’s written notice. If, at the expiration of such 20-day period, any Preemptive Stockholder has not exercised its rights to purchase any of such Preemptive Stockholder’s Issuance Pro Rata Portion of such Company Securities or New Securities, such Preemptive Stockholder will be deemed to have waived any and all of its rights under this Section 4.03 with respect to the purchase of such Company Securities or New Securities.
     (c) If the Preemptive Stockholders receiving an Issuance Notice does not elect to purchase the securities offered thereunder, SciQuest Holdings will, within five days prior to the proposed issuance, provide written notice to all participating Preemptive Stockholders that did elect to purchase the securities specified in such Issuance Notice, informing them that they have the right to overallotment such that they may increase the number of securities that they elected to purchase pursuant to the Issuance Notice. Each such participating Preemptive Stockholder will then have a 20-day period in which to elect to participate in such second offer, by giving written notice of acceptance of such second offer to SciQuest Holdings prior to the expiration of such 20-day period, as to all of such Preemptive Stockholder’s portion of securities not accepted pursuant to the initial offer and available for purchase in the second offer (on the basis of such Preemptive Stockholder’s Issuance Pro Rata Portion compared to the Issuance Pro Rata Portion of all other Preemptive Stockholders receiving the second offer) plus any additional portion not accepted by any other Preemptive Stockholder during such 20-day period.
     If any Preemptive Stockholder fails to notify SciQuest Holdings prior to the expiration of the initial 20-day period or the second 20-day period, as applicable, referred to above, it will be deemed to have declined the initial offer or second offer, as applicable.
     (d) SciQuest Holdings will have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities or New Securities that the Preemptive Stockholders have elected to purchase at the price and upon terms that are not materially less favorable to SciQuest Holdings than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period will be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. At the consummation of such issuance, SciQuest Holdings will issue certificates representing Company Securities or New Securities to be purchased by each Preemptive Stockholder registered in the name of such Stockholder, against payment by such Stockholder of the purchase price for such Company Securities or New Securities. If SciQuest Holdings proposes to issue any class of Company Securities or New Securities to any Stockholder after such 90-day period, it will again comply with the procedures set forth in this Section 4.03.
     (e) Notwithstanding the foregoing, no Stockholder will be entitled to purchase New Securities as contemplated by this Section 4.03 in connection with (i) warrants or other rights to purchase New Securities issued or issuable to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board (including issuances of Company Securities or New Securities upon the exercise of such warrants or rights), (ii) grants of incentive or non-statutory stock options pursuant to a stock option plan approved by the Board (including issuances of Company Securities or New Securities upon the exercise of such options), (iii) issuances of equity securities of SciQuest Holdings pursuant to any bona fide, arm’s-length restructuring of outstanding debt of SciQuest Holdings or any of its Subsidiaries, (iv) issuances by SciQuest Holdings of equity securities in connection with any bona fide, arm’s-length direct or indirect merger, acquisition of equity securities or assets of another Person not Affiliated with SciQuest Holdings or any of its Subsidiaries or similar transaction, (v) pursuant to a Qualified IPO, (vi) issuances of any securities of SciQuest Holdings as a dividend or distribution on, or upon conversion of, any Company Security or New Security, (vii) issuances of any securities of SciQuest Holdings issued or issuable by reason of a dividend, stock split, subdivision or other distribution on shares of Common Stock or Preferred Stock, or (viii) for consideration other than cash. SciQuest Holdings will not be under any obligation to consummate any proposed issuance of Company Securities or New Securities, nor will there be any liability on the part of SciQuest Holdings to any Stockholder if SciQuest Holdings has not consummated any proposed issuance of Company Securities or New Securities pursuant to this Section 4.03 for whatever reason, regardless of whether it will have delivered a Issuance Notice in respect of such proposed issuance.
     (f) The provisions of this Section 4.03 will terminate upon the consummation of a Qualified IPO.
     (g) The rights of any Preemptive Stockholder with respect to any class of Company Securities or New Securities under this Section 4.03 will terminate at such time as such Preemptive Stockholder’s Aggregate Ownership of such class (determined as to New Securities in the manner described in the second sentence of the definition of Issuance Pro Rata Portion) divided by its Initial Ownership of such class is less than 35%.
ARTICLE 5
Registration Rights
     Section 5.01. Demand Registration.
     (a) If, at any time after the earlier of (i) 180 days after the consummation of the Qualified IPO and (ii) the expiration of the Applicable Lock-Up Period, SciQuest Holdings receives a written request from a holder or holders who in the aggregate hold more than 30% of the outstanding Registrable Securities (the “Initiating Holders”) that SciQuest Holdings effect a registration under the Securities Act of all or a portion of such Initiating Holders’ Registrable Securities, and specifying the intended method of disposition thereof, then SciQuest Holdings will promptly give written notice of such requested registration (each such request by the Initiating Holders, a “Demand Registration”) at least 15 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to each other Holder (the “Non-Requesting Holder”). Upon SciQuest Holdings’ giving such notice of a Demand Registration, SciQuest Holdings will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

     (i) the Registrable Securities that SciQuest Holdings has been so requested to register by the Initiating Holders, then held by the Initiating Holders, and
     (ii) subject to the restrictions set forth in Section 5.02, all other Registrable Securities of the same class as that requested to be registered by the Initiating Holders which any Non-Requesting Holder entitled to request SciQuest Holdings to effect a Company Registration pursuant to Section 5.02 have requested SciQuest Holdings to register by written request received by SciQuest Holdings within 15 days after the receipt by the Holders of such written notice of a Demand Registration given by SciQuest Holdings, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that in no event will SciQuest Holdings be required to effect a Demand Registration pursuant to this Section 5.01:
     (A) Unless the aggregate gross proceeds expected to be received from the sale of the Common Shares requested to be included in such Demand Registration equal or exceed $30,000,000 (before deduction of underwriters’ commissions, discounts, costs and expenses);
     (B) After SciQuest Holdings has initiated two such Demand Registrations (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and Demand Registrations that have been revoked and considered to be Demand Registrations pursuant to Section 5.01(b) hereof);
     (C) During the 180 day period commencing with the effective date of a first registration statement filed by SciQuest Holdings covering a Qualified IPO of any of its securities to the general public;
     (D) During the period starting with the date 60 days prior to SciQuest Holdings’ good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration statement for such Demand Registration, provided, that SciQuest Holdings delivers notice to the Holders within 30 days of any registration request of its intent to file such registration statement; or
     (E) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 5.03 hereof.
     (b) At any time prior to the effective date of the registration statement relating to a Demand Registration, the Initiating Holders may revoke such request for the Demand Registration, without liability to any of the other Holders, by providing a written notice to SciQuest Holdings revoking such request. A request, so revoked, will be considered to be a Demand Registration unless (i) such revocation arose out of the fault of SciQuest Holdings (in which case SciQuest Holdings will be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Initiating Holders reimburse SciQuest Holdings for all Registration Expenses of such revoked request.
     (c) SciQuest Holdings will be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether it is effected, except as provided in Section 5.01(b)(ii) above.
     (d) A Demand Registration will not be deemed to have occurred
     (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), provided that such registration statement will not be considered a Demand Registration if, after any registration statement requested pursuant to this Section 5.01 becomes effective, (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (y) less than 75% of the Registrable Securities included in such registration statement has been sold thereunder, or
     (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 75% of the Registrable Securities of the Initiating Holders sought to be included in such registration are included.
     (e) If a Demand Registration involves a Public Offering and the managing underwriter advises SciQuest Holdings and the Initiating Holders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that SciQuest Holdings proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), SciQuest Holdings will include in such registration, in the following priority, up to the Maximum Offering Size:
     (i) first, all Registrable Securities requested to be registered by the Initiating Holders and any of their Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registrable Securities so requested to be registered),

     (ii) second, all Registrable Securities requested to be included in such registration by any Non-Requesting Holder and any of its Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of Shares of Registrable Securities so requested to be included in such registration), and
     (iii) third, any securities proposed to be registered for the account of any other Persons (including SciQuest Holdings), with such priorities among them as SciQuest Holdings will determine.
     (f) Upon written notice to each Holder requesting registration of its Registrable Securities under this Section 5.01, SciQuest Holdings may postpone effecting a Demand Registration pursuant to this Section 5.01 on two occasions during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 90 days individually or 120 days in the aggregate (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing advises SciQuest Holdings and the Initiating Holders in writing that effecting the registration would materially and adversely affect an offering of securities of SciQuest Holdings the preparation of which had then been commenced or (ii) SciQuest Holdings is in possession of material non-public information the disclosure of which during the period specified in such notice such investment banking firm believes would not be in the best interests of SciQuest Holdings.
     Section 5.02. Company Registration.
     (a) If, at any time, SciQuest Holdings proposes to register, pursuant to a Demand Registration or otherwise, any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of SciQuest Holdings or any of its Subsidiaries, or in connection with a direct or indirect acquisition by SciQuest Holdings or any of its Subsidiaries of another Person), whether or not for sale for its own account, it will, subject to the provisions of Section 5.02(b), give prompt written notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Holder, which notice will set forth such Holder’s rights under this Section 5.02 and will offer such Holder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series held by such Holder as those proposed to be registered as each such Holder may request (a “Company Registration”). Upon the written request of any such Holder made within 15 days after the receipt of the foregoing notice from SciQuest Holdings (which request will specify the number of Registrable Securities intended to be disposed of by such Holder), SciQuest Holdings will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that SciQuest Holdings has been so requested to register by all such Holders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves a Public Offering, all such Holders requesting to be included in SciQuest Holdings’ registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.05(f) on the same terms and conditions as applicable to SciQuest Holdings or such Holders, as the case may be, and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such Company Registration, SciQuest Holdings determines for any reason not to register such securities, SciQuest Holdings will give written notice to all such Holders requesting to be included in such registration and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 will relieve SciQuest Holdings of its obligations to effect a Demand Registration to the extent required by Section 5.01.
     (b) SciQuest Holdings will be liable for and pay all Registration Expenses in connection with any Company Registration, regardless of whether it is effected.
     (c) If a registration pursuant to this Section 5.02 involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) will apply) and the managing underwriter advises SciQuest Holdings that, in its view, the number of shares of Registrable Securities that SciQuest Holdings and such Holders requesting a Company Registration intend to include in such registration (including securities that SciQuest Holdings proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, SciQuest Holdings will include in such registration, in the following priority, up to the Maximum Offering Size:
     (i) first, so much of the securities proposed to be registered for the account of SciQuest Holdings as would not cause the offering to exceed the Maximum Offering Size,
     (ii) second, all Registrable Securities of the Initiating Holders requesting a Demand Registration under Section 5.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration),
     (iii) third, all Registrable Securities requested to be included in such registration by the Holders requesting a Company Registration under this Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration),

     (iv) fourth, any securities proposed to be registered for the account of any other Persons with such priorities among them as SciQuest Holdings will determine.
     (d) Notwithstanding the other provisions of this Section 5.02, in no event will the shares of Registrable Securities to be sold by the Holders under a Company Registration be reduced below 20% of the total number of shares of Registrable Securities to be included in such registration. No Stockholder will be granted the registration rights under this Section 5.02 which would reduce the number of shares of Registrable Securities requested by the Holders to be included in such registration without the written consent of a majority of the Holders.
     Section 5.03. Registration on Form S-3.
     (a) After its Qualified IPO, SciQuest Holdings will use its reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After SciQuest Holdings has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article 5, the Holders will have the right to request registrations on Form S-3 (such requests will be in writing and will state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders); provided, that SciQuest Holdings will not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of SciQuest Holdings entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000 (before deduction of underwriters’ commissions, discounts, costs and expenses), (ii) in the circumstances described in Section 5.01(f), or (iii) if, in any given 12-month period, SciQuest Holdings has effected two such Form S-3 registrations in such period.
     (b) If a request complying with the requirements of Section 5.03(a) hereof is delivered to SciQuest Holdings, SciQuest Holdings will use its best efforts to effect the registration under the Securities Act of the Registrable Securities that SciQuest Holdings has been so requested to register by the Holders. No registration effected under this Section 5.03 will relieve SciQuest Holdings of its obligations to effect a Demand Registration to the extent required by Section 5.01. If the registration is for a Public Offering, the provisions of Section 5.01(e) hereof will apply to such registration.
     (c) SciQuest Holdings will be liable for and pay all Registration Expenses in connection with any registration on Form S-3, regardless of whether it is effected.
     Section 5.04. Lock-Up Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a Qualified IPO and ending on the date specified by SciQuest Holdings and the managing underwriter (such period not to exceed 180 days) (the “Applicable Lock-Up Period”) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Registrable Securities (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (a) or (b) of this Section 5.04 is to be settled by delivery of such Registrable Securities or other securities of SciQuest Holdings or any of its Subsidiaries, in cash or otherwise. The foregoing provisions of this Section 5.04 will apply only to a Qualified IPO, will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and will only be applicable to the Holders if all officers, directors and greater than 5% stockholders of SciQuest Holdings (or such stockholders with smaller percentages if required by an underwriter) enter into similar agreements. The underwriters in connection with the Qualified IPO are intended third-party beneficiaries of this Section 5.04 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Public Offering that are consistent with this Section 5.04 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by SciQuest Holdings or the underwriters will apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
     Section 5.05. Registration Procedures. Whenever the Holders request that any Registrable Securities be registered pursuant to Section 5.01, 5.02 or 5.03 hereof, subject to the provisions of such Sections, SciQuest Holdings will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:
     (a) SciQuest Holdings will as expeditiously as possible prepare and file with the SEC a registration statement on any form reasonably acceptable to the Initiating Holders for which SciQuest Holdings then qualifies or that counsel for SciQuest Holdings deems appropriate and which form will be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Holders included in such registration statement will have actually been sold thereunder).

     (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, SciQuest Holdings will, if requested, furnish to each participating Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter SciQuest Holdings will furnish to such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. Each Holder will have the right to request that SciQuest Holdings modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Holder, and SciQuest Holdings will use all reasonable efforts to comply with such request, provided, however, that SciQuest Holdings will not have any obligation so to modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) After the filing of the registration statement, SciQuest Holdings will (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Holder of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
     (d) SciQuest Holdings will use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of SciQuest Holdings or any of its Subsidiaries and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder, provided that SciQuest Holdings will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
     (e) SciQuest Holdings will immediately notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder and file with the SEC any such supplement or amendment.
     (f) In connection with any Public Offering, SciQuest Holdings will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the registration and disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.
     (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Board, SciQuest Holdings will make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by SciQuest Holdings pursuant to this Article 5 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of SciQuest Holdings (collectively, the “Records”) as will be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of SciQuest Holdings or its Subsidiaries to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that SciQuest Holdings determines, in good faith, to be confidential and that it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or the SEC. Each Holder agrees that information obtained by it as a result of such inspections will be deemed confidential and will not be used by it or any of its Affiliates as the basis for any market transactions in securities of SciQuest Holdings unless and until such is made generally available to the public. Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or in an investigation or proceeding initiated by the SEC, it will give immediate notice to SciQuest Holdings and allow SciQuest Holdings, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     (h) SciQuest Holdings will furnish to each such Holder and to each such underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to SciQuest Holdings and (ii) a comfort letter or comfort letters from SciQuest Holdings’ independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Holders or the managing underwriter therefor reasonably requests.
     (i) SciQuest Holdings will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (j) SciQuest Holdings may require each Holder promptly to furnish in writing to SciQuest Holdings such information regarding the distribution of the Registrable Securities as SciQuest Holdings may from time to time reasonably request and such other information as may be legally required in connection with any registration statement.
     (k) Each Holder agrees that, upon receipt of any notice from SciQuest Holdings of the happening of any event of the kind described in Section 5.05(e) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(e) hereof, and, if so directed by SciQuest Holdings, such Holder will deliver to SciQuest Holdings all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that SciQuest Holdings will give such notice, SciQuest Holdings will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 5.05(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.05(e) hereof to the date when SciQuest Holdings will make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 5.05(e) hereof.
     (l) SciQuest Holdings will use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

     (m) SciQuest Holdings will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.
     Section 5.06. Indemnification by SciQuest Holdings. SciQuest Holdings agrees to indemnify and hold harmless each Holder, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and legal counsel and accountants of such Holder, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if SciQuest Holdings will have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to SciQuest Holdings by such Holder or on such Holder’s behalf expressly for use therein, provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph will not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that SciQuest Holdings has provided such prospectus to such Holder and it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. SciQuest Holdings also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 5.06.
     Section 5.07. Indemnification by the Holders. Each Holder agrees, severally but not jointly, to indemnify and hold harmless SciQuest Holdings and SciQuest, any of their officers, directors and agents and each Person, if any, who controls SciQuest Holdings or SciQuest within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and legal counsel and accountants for SciQuest Holdings to the same extent as the foregoing indemnity under Section 5.06 from SciQuest Holdings to each Holder, but only (a) with respect to information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (b) to the extent that any loss, claim, damage, liability or expense described in Section 5.06 results from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of SciQuest Holdings provided in this Section 5.07. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, SciQuest Holdings may require that it will have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Stockholder will be liable under this Section 5.07 for any loss, claim, damage, liability or expense in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such loss, claim, damage, liability or expense relates.
     Section 5.08. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) will be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) will promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party will assume the defense thereof, including the engagement of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding or investigation, any Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the engagement of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses will be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any proceeding or investigation effected without its prior written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party will effect any settlement of any pending or threatened proceeding or investigation in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding or investigation.
     Section 5.09. Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between SciQuest Holdings and the Holders covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by SciQuest Holdings and such Holders on the one hand and the underwriters on the other, from the offering of SciQuest Holding’s securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of SciQuest Holdings and such Holders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between SciQuest Holdings on the one hand and each such Holder on the other, in such proportion as is appropriate to reflect the relative fault of SciQuest Holdings and of each such Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by SciQuest Holdings and such Holders on the one hand and such underwriters on the other will be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by SciQuest Holdings, and such Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of SciQuest Holdings and such Holders on the one hand and of such underwriters on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by SciQuest Holdings and such Holders or by such underwriters. The relative fault of SciQuest Holdings on the one hand and of each such Holder on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any such party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     SciQuest Holdings and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.09, no underwriter will be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder will be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this Section 5.09 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.
     Section 5.10. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.
     Section 5.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) will be given by SciQuest Holdings and each Holder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     Section 5.12. Cooperation by SciQuest Holdings. If any Holder will transfer any Registrable Securities pursuant to Rule 144 under the Securities Act, SciQuest Holdings will cooperate, to the extent commercially reasonable, with such Holder and will provide to such Holder such information as such Holder will reasonably request.
     Section 5.13. Delay of Registration. No Holder has any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 5.
     Section 5.14. Transfer of Registration Rights. None of the rights of Holders under this Article 5 will be transferable or assignable by any Holder to any Person acquiring Registrable Securities in any Public Offering or pursuant to Rule 144 of the Securities Act, except that the registration rights under Sections 5.01, 5.02 and 5.03 may be transferred or assigned by a Holder to (a) any partner or retired partner of any Holder which is a partnership, (b) any family member or trust for the benefit of any Holder who is an individual, or (c) a transferee or assignee who, as a result of the transfer or assignment, acquires at least 1,000,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, dividends, reverse splits, and the like), provided that, in each instance set forth above, SciQuest Holdings is given prior written notice of the transfer or assignment, stating the name, address, telephone number and other relevant information of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing all of the obligations of such Holder under this Article 5.
     Section 5.15. Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 5.01, 5.02 or 5.03 will terminate on the earlier of (a) five years after a Qualified IPO or (b) such date as all shares of Registrable Securities held by any Holder maybe sold under Rule 144 during any 90 day period.
ARTICLE 6
Certain Covenants and Agreements
     Section 6.01. Confidentiality.
     (a) Each Stockholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such Stockholder’s Investment in SciQuest Holdings. Each Stockholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its Investment in SciQuest

Holdings and not for any other purpose (including, without limitation, to disadvantage competitively SciQuest Holdings, any of its Subsidiaries or Affiliates, or any other Stockholder). Each Stockholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to the Representatives (as defined below) of such Stockholders in the normal course of the performance of their duties or to any financial institution providing credit to such Stockholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject, provided that such Stockholder give SciQuest Holdings prompt notice of such request(s), to the extent practicable, so that SciQuest Holdings may seek an appropriate protective order or similar relief (and the Stockholder will cooperate with such efforts by SciQuest Holdings, and will in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Permitted Transferee to whom such Stockholder is contemplating a Transfer of its Company Securities (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such Permitted Transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to SciQuest Holdings and consistent with the provisions hereof), (iv) to any regulatory authority or rating agency to which the Stockholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (v) if the prior written consent of the Board will have been obtained. Nothing contained herein will prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against SciQuest Holdings, any of its Subsidiaries or any Stockholder.
     (b) “Confidential Information” means any information concerning SciQuest Holdings and Persons that are or become its Subsidiaries or the financial condition, business, intellectual property, trade secrets, products, operations or prospects of SciQuest Holdings and Persons that are or become its Subsidiaries, in the possession of or furnished to any Stockholder (including, without limitation by virtue of its present or former right to designate a director of SciQuest Holdings), either directly or indirectly, in writing, orally or by observation of tangible objects such as documents and facilities, provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or any other agreement, (ii) is or was available to such Stockholder on a nonconfidential basis prior to its disclosure to such Stockholder or its Representatives by SciQuest Holdings or any of its Subsidiaries, (iii) was or becomes available to such Stockholder on a nonconfidential basis from a source other than SciQuest

Holdings or any of its Subsidiaries, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) SciQuest Holdings, any of its Subsidiaries, or another Person, or (iv) is required by law or court order to be disclosed by such Stockholder, provided that Stockholder gives SciQuest Holdings prompt written notice of such requirement to disclose prior to the disclosure and assistance in obtaining a protective order preventing the Confidential Information from public disclosure.
     Section 6.02. Information Rights. So long as any Sponsor holds any equity securities in SciQuest Holdings, SciQuest Holdings will deliver to each such Sponsor:
     (a) As soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters in any fiscal year of SciQuest Holdings, consolidating balance sheets of SciQuest Holdings and its Subsidiaries as at the end of such period and the related consolidating statements of income, stockholders’ equity and cash flow of SciQuest Holdings and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail, subject to normal quarter-end adjustments;
     (b) As soon as practicable and in any event within 180 days after the end of each fiscal year of SciQuest Holdings commencing with the fiscal year ending December 31, 2004, consolidating balance sheets of SciQuest Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income, stockholders’ equity and cash flow of SciQuest Holdings and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form, the consolidated figures for the previous year, all in reasonable detail, subject to normal adjustments, and accompanied by a report thereon of independent certified public accountants of recognized national standing satisfactory to the Board, which report will be unqualified as to going concern and scope of audit and will state that such consolidated financial statements present fairly and accurately the financial position of SciQuest Holdings and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidating financial statements has been made in accordance with generally accepted auditing standards;
     (c) As soon as practicable and in any event no later than 30 days after the end of each fiscal month of SciQuest Holdings, consolidated (or consolidating, if available) balance sheets of SciQuest Holdings and its Subsidiaries as at the end of such month and the related consolidated (or consolidating, if available) statements of income, stockholders’ equity and cash flow of SciQuest Holdings and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail, subject to normal month-end adjustments;
     (d) Promptly upon receipt thereof, copies of all reports submitted to SciQuest Holdings by independent public accountants of recognized national standing satisfactory to the Board in connection with each annual, interim or special audit of SciQuest Holdings’ financial statements made by such accountant, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit; and,
     (e) Promptly upon their becoming available, copies of all annual budgets, business plans and any and all written communication with auditors or advisors for SciQuest Holdings and its Subsidiaries requested by a Sponsor, as applicable.
     Section 6.03. Inspection Rights. So long as any Sponsor holds any equity securities in SciQuest Holdings, SciQuest Holdings will afford to each such Sponsor and to such Sponsor’s accountants and legal counsel, reasonable right to inspect SciQuest Holdings’ property, books and records during SciQuest Holdings’ normal business hours upon reasonable notice to SciQuest Holdings.
     Section 6.04. Transfer of Information and Inspection Rights. The rights granted pursuant to Sections 6.02 and 6.03 may not be assigned, conveyed or otherwise transferred by any Sponsor or its Permitted Transferee (or by any subsequent Permitted Transferee) without the prior written consent of SciQuest Holdings.
     Section 6.05. Termination of Information and Inspection Rights. The rights granted pursuant to Sections 6.02 and 6.03 will terminate upon the consummation of a Qualified IPO.
ARTICLE 7
Miscellaneous
     Section 7.01. Entire Agreement. This Agreement and the Charter constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.
     Section 7.02. Binding Effect; Benefit. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     Section 7.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities and becoming a Stockholder pursuant to Section 3.03 and any Person acquiring Company Securities who is required by the terms of this Agreement or any subscription, stock purchase or stock option agreement with SciQuest Holdings or SciQuest to become a party hereto will (unless already bound hereby) execute and deliver to SciQuest Holdings an agreement to be bound by this Agreement in the form of Exhibit D hereto and will thenceforth be a “Stockholder” under this Agreement. Any Stockholder who ceases to own beneficially any Company Securities will cease to be bound by the terms hereof (other than (a) the provisions of Sections 5.06, 5.07, 5.08, 5.09 and 5.11 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities and (b) Sections 6.01, 7.09, 7.10, 7.11 and 7.12).
     Section 7.04. Waiver; Amendment.
     (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by SciQuest Holdings with approval of the Board and Stockholders (including the Sponsors) holding at least 50% of the outstanding Aggregate Ownership of the Common Shares held by the parties hereto at the time of such proposed amendment or modification.
     (b) Any amendment or modification of any provision of this Agreement (including, without limitation, any provision in Article 2) that would adversely affect a Sponsor may be effected only with the consent of such Sponsor.
     Section 7.05. Notices. All notices, requests and other communications to any party will be in writing (including facsimile transmissions) and will be given, if to SciQuest Holdings to:
SciQuest Holdings, Inc.
5151 McCrimmon Parkway, Suite 216
Morrisville, NC 27560
Attention: Chief Executive Officer
Fax: (919) 659-2199

with a copy to:
Trinity Ventures
3000 Sand Hill Road, Bldg. 4, Suite 160
Menlo Park, CA 94025
Attention: Kathleen A. Murphy
Fax: (650) 854-9501
     if to Trinity to:
Trinity Ventures
3000 Sand Hill Road, Bldg. 4, Suite 160
Menlo Park, CA 94025
Attention: Kathleen A. Murphy
Fax: (650) 854-9501
with a copy to:
Jones Day
2882 Sand Hill Road, Suite 240
Menlo Park, CA 94025
Attention: Sean M. McAvoy
Fax: (650) 739-3900
     if to Intersouth to:
Intersouth Partners
3211 Shannon Road, Suite 610
Durham, NC 27707
Attention: Kip Frey
Fax: (919) 493-6649
with a copy to:
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607-7506
Attention: J. Christopher Lynch
Fax: (919) 781-4865
     if to the Sponsors other than Trinity and Intersouth, to the respective address and facsimile number of each such Sponsor set forth on Exhibit A hereto;
     if to the Other Stockholders, to the respective address and facsimile number of each of the Other Stockholders set forth on Exhibit B and Exhibit C hereto.

     All notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission will be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.
     Any Person who becomes a Stockholder will provide its address and fax number to SciQuest Holdings and Trinity.
     Section 7.06. Fees and Expenses. Each of the parties hereto will pay the legal, accounting and out-of-pocket costs and expenses incurred by such party in connection with the preparation of this Agreement and the transactions contemplated hereby, provided, however, that SciQuest Holdings will pay all legal, accounting and out-of-pocket costs and expenses of Trinity, Intersouth, River Cities SBIC III, L.P. and Management incurred on or prior to the Closing Date in connection with the preparation of this Agreement and the transactions contemplated hereby and previously approved by Trinity.
     Section 7.07. Headings. The headings contained in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement.
     Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.
     Section 7.09. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.
     Section 7.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 7.11. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, will be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

     Section 7.12. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Delaware, so long as one of such courts will have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.05 will be deemed effective service of process on such party.
     Section 7.13. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision will be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties’ intent to the maximum possible extent, and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms to the maximum extent permitted by law.
     Section 7.14. Recapitalization. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of Company Securities or any other change in capital structure of SciQuest Holdings, appropriate adjustments will be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.
     Section 7.15. No Inconsistent Agreements. SciQuest Holdings will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the Stockholders pursuant to, this Agreement.
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SciQuest Holdings, Inc.
By:	/s/ Timothy P. McAdam
Timothy P. McAdam
President

SciQuest, Inc.
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
Chief Executive Officer

Trinity Ventures VII, L.P.
By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy
Chief Financial Officer & Administrative Partner

Trinity VII Side-By-Side Fund, L.P.
By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy
Chief Financial Officer & Administrative Partner

[Signature Page to the Stockholders Agreement]

Trinity Ventures VIII, L.P.
By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy
Chief Financial Officer & Administrative Partner

Trinity VIII Side-By-Side Fund, L.P.
By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy
Chief Financial Officer & Administrative Partner

Trinity VIII Entrepreneurs’ Fund, L.P.
By:	/s/ Kathleen A. Murphy
Kathleen A. Murphy
Chief Financial Officer & Administrative Partner

Intersouth Partners V, L.P. By its General Partner Intersouth Associates V, LLC
By:	/s/ Dennis J. Dougherty
Dennis J. Dougherty
Managing Manager

Intersouth Affiliates V, L.P. By its General Partner Intersouth Associates V, LLC
By:	/s/ Dennis J. Dougherty
Dennis J. Dougherty
Managing Manager

[Signature Page to the Stockholders Agreement]

Intersouth Partners VI, L.P. By its General Partner Intersouth Associates VI, LLC
By:	/s/ Dennis J. Dougherty
Dennis J. Dougherty
Managing Manager

RiverCities SBIC III, L.P.
By:	RCCF Management, Inc.,
its General Partner

By:	/s/ Edwin T. Robinson
Edwin T. Robinson
President

Venture Lending & Leasing IV, LLC
By:	Westech Investment Advisors, Inc.
its Managing Member

By:	/s/ Douglas D. Reed
	Name:	Douglas D. Reed
	Title:	Chief Financial Officer

Bruce Boehm
/s/ Bruce Boehm
(Signature)

Stephen J. Wiehe
/s/ Stephen J. Wiehe
(Signature)

[Signature Page to the Stockholders Agreement]

RiverCities SBIC III, L.P.
By:	RCCF Management, Inc.,
its General Partner

By:	/s/ Edwin T. Robinson
Edwin T. Robinson
President

Venture Lending & Leasing IV, LLC
By:	Westech Investment Advisors, Inc.
Its: Managing Member

By:	/s/ Douglas D. Reed
	Name:	Douglas D. Reed
Title: Chief Financial Officer

Bruce Boehm
/s/ Bruce Boehm
(Signature)

[Signature Page to the Stockholders Agreement]

James B. Duke
/s/ James B. Duke
(Signature)

Dorrian Porter
/s/ Dorrian Porter
(Signature)

Silicon Valley Bank
By:	/s/ Dan Allred
Dan Allred
Vice President

[Signature Page to the Stockholders Agreement]

Silicon Valley Bank
By:	/s/ Dan Allred
Dan Allred
Vice President

Stephen J. Wiehe
/s/ Stephen J. Wiehe
(Signature)

James B. Duke II
/s/ James B. Duke II
(Signature)

Dorrian Porter
/s/ Dorrian Porter
(Signature)

[Signature Page to the Stockholders Agreement]